Exhibit 10.9(b)


                             AMENDMENT NO. 1 TO THE
                                 MALLINCKRODT INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN

     The Mallinckrodt Inc. Long-Term Incentive Compensation Plan (the "Plan") is hereby amended, effective as of April 16, 1997, as set forth below:

     1. The second sentence of Section 5(a) of the Plan is hereby amended to read in its entirety as follows:

     Within the 90-day period immediately following the beginning of each Performance Cycle, the Committee will establish, in writing, the objective performance goals applicable to each Participant or class of Participants for the Performance Cycle.

     2. Section 6 of the Plan is hereby amended by deleting the last sentence of such Section.

     3. Section 7(b) of the Plan is hereby amended to read in its entirety as follows:

     (b) For purposes of this Plan, a "change in control" of the Corporation means the occurrences of any one of the following events:

          (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then
     outstanding securities eligible to vote for the election of the Board (the "Corporation Voting Securities"); provided,
                                                      --------
     however, that the event described in this paragraph (i) shall
     -------
     not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Corporation or any Subsidiary of the Corporation, (B) by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary of the Corporation, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a NonControl Transaction (as defined in paragraph
     (iii)), (E) with respect to a Participant pursuant to any acquisition by the Participant or any group of persons including the Participant; or (F) except as provided in (iii) below, in which Corporation Voting Securities are acquired from the Corporation, if a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (I) is approved by a vote of at least a majority of the directors comprising the Incumbent Board (as hereinafter defined);

          (ii) individuals who, on April 16, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to April 16, 1997, whose election, or nomination for election, by the Corporation's stockholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected
            --------  -------
     or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

          (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any such type of transaction requiring the approval of the Corporation's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the Corporation (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly-traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Corporation Voting Securities or all or substantially all of the Corporation's assets) eligible to elect directors of such corporation is represented by shares that were Corporation Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Corporation Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly-traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Corporation (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Corporation Voting Securities (a "Corporation 20% Stockholder")) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Corporation 20% Stockholder increases its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the Board of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

          (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which, by reducing the number of Corporation Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a
                                             --------  ----
Change in Control of the Corporation would occur as a result of such an acquisition by the Corporation (if not for the operation of this sentence), and after the Corporation's acquisition such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, then a Change in Control of the Corporation shall occur. Notwithstanding anything in this Plan to the contrary, if a Participant's employment is terminated prior to a Change in Control, and the Participant reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control, then for all purposes of this Plan with respect to such Participant, the date of a Change in Control shall mean the date immediately prior to the date of such termination of employment.